UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 3, 2010 (January 29, 2010)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 North Riverview Drive
Anaheim, California	92808

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 283-6500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously reported, on June 18, 2008, Fremont General Corporation (the “Company”) filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Case”) in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”). On June 1, 2009, the Company filed a plan of reorganization under Chapter 11 of the Bankruptcy Code (the “Company Chapter 11 Plan”) and an accompanying disclosure statement with the Bankruptcy Court. Effective July 17, 2009, the Bankruptcy Court terminated the “exclusive period,” which is the period during which only the Company was permitted to solicit the approval of the Company’s creditors and equity interest holders (collectively, the “stakeholders”) for a filed plan of reorganization. As a result of the termination of the exclusive period, other parties in interest in the Bankruptcy Case were permitted to file alternative plans of reorganization and accompanying disclosure statements (collectively, “Alternative Plans”). A plan of reorganization will only become effective if such plan satisfies the prerequisites for confirmation and is then confirmed by the Bankruptcy Court.
Over the last several months, Alternative Plans have been submitted to the Bankruptcy Court for authorization to solicit votes from stakeholders (referred to herein as “plan solicitation”). Following the submissions of Alternative Plans, the Company determined that it would defer to the Alternative Plans rather than pursue its Company Chapter 11 Plan. As of January 28, 2010, the Bankruptcy Court has approved for plan solicitation five (5) separate and competing Alternative Plans from the following parties (each a “plan proponent” and collectively the “plan proponents”):
1.	The Official Committee of Unsecured Creditors appointed in the Bankruptcy Case (the “Creditors Committee”);

2.	The Official Committee of Equity Holders appointed in the Bankruptcy Case (the “Equity Committee”);

3.	New World Acquisition, LLC;

4.	Ranch Capital, LLC; and

5.	Signature Group Holdings LLC.
In accordance with procedures approved by the Bankruptcy Court, the plan proponents commenced a consolidated plan solicitation process on January 29, 2010. Each stakeholder should receive a solicitation package that includes: (i) copies of each Alternative Plan; (ii) a “solicitation letter” from each plan proponent explaining how that plan proponent believes stakeholders should vote their claim or interest; (iii) appropriate ballots and joint ballot instructions, (iv) an informational cover letter regarding the plan solicitation from the Company (the “Company Cover Letter”); and (v) a notice of the Confirmation Hearing (defined below). Simultaneously with the distribution of the solicitation packages, the creditors and potential creditors of Fremont Reorganizing Corporation, the Company’s indirect wholly-owned subsidiary (“FRC”), will receive a notice regarding the Confirmation Hearing for the Alternative Plans (the “Notice”).

Each stakeholder will have the opportunity to vote in favor of more than one Alternative Plan and to indicate their preference for any, some, or all of the Alternative Plans. Each of the five Alternative Plans proposes to effect a merger between the Company and certain of its subsidiaries, which will need to be approved by the Bankruptcy Court. However, not all the Alternative Plans propose to provide the same treatment to the holders of the Company’s 7.875% Senior Notes due 2009, the holders of general unsecured claims against the Company, the holders of the 9% Trust Originated Preferred Securities issued by Fremont General Financing I, the holders of claims subordinated under section 510(b) of the Bankruptcy Code, and the holders of the Company’s common stock. Summary information about each Alternative Plan is contained in the Company Cover Letter (which also includes a pro forma equity statement as Exhibit 2 that projects the book equity of the Company as of April 30, 2010, which exhibit is the collective consensus of the five plan proponents and was not prepared by the Company) and Notice, copies of which are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively. The foregoing summary description of the Alternative Plans and the transactions contemplated therein are not intended to be complete and are qualified in their entirety by the complete text of the Alternative Plans, which have been filed with the Bankruptcy Court and are available as set forth under “Documents Filed with the Bankruptcy Court” below.
The Company does not express any preference at this time as to any of the Alternative Plans that have been filed by the five plan proponents. The Company and its management reiterate the fact that — except to the extent expressly stated to the contrary — any and all statements, representations, estimates, analysis, projections and other information contained in any of the Alternative Plans should be attributed solely to the applicable plan proponent, and in the case of Exhibit 2 to the Company Cover Letter, the plan proponents collectively, and thus should not be relied upon as statements of the Company or its management team. We continue to caution investors and other interested parties that certain financial information relating to the Company and FRC contained in the solicitation package is based upon financial statements that have not been audited or reviewed by independent registered accountants. The financial information may not have been determined in accordance with Generally Accepted Accounting Principals (“GAAP”) and has not been presented and was not intended to be presented in accordance with GAAP.
The Bankruptcy Court has set March 5, 2010 as the deadline by which all ballots must be received from stakeholders. Certain earlier deadlines may be applicable to beneficial holders of certain securities, as explained in more detail in the joint balloting instructions. A hearing regarding whether any of the Alternative Plans should be confirmed has been scheduled for March 12, 2010 at 9:30 a.m. Pacific Time (the “Confirmation Hearing”). This hearing may be continued by the Bankruptcy Court without further notice. Objections to the confirmation of the Alternative Plans must be filed with the Bankruptcy Court on or before 5 p.m. Pacific Time on March 1, 2010 in order to be considered.
Documents Filed with the Bankruptcy Court
Copies of the Alternative Plans, the Company Cover Letter and the Notice, as well as other documents filed with the Bankruptcy Court in connection with the Bankruptcy Case (other than documents filed under seal or otherwise subject to confidentiality protections), are accessible at the Bankruptcy Court’s Internet site, www.cacb.uscourts.gov, through an account obtained from PACER Service Center at 1-800-676-6856. Additional information may also be found at the Company’s website at www.fremontgeneral.com under “Restructuring Information” where you will find the following link www.kccllc.net/fremontgeneral. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.
Cautionary Statement Regarding Forward Looking Statements
Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. The Company cautions that actual results could differ materially from those reflected by the forward-looking statements. The forward looking statements speak only as of the date they are made. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Informational Cover Letter Regarding the Solicitation of Five (5) Competing Chapter 11 Plans in the Bankruptcy Case of Fremont General Corporation

Exhibit 99.2	Fremont Reorganizing Corporation’s Notice to Creditors and Potential Creditors dated January 29, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: February 3, 2010	By:	/s/ Richard A. Sanchez
		Name:	Richard A. Sanchez
		Title:	Interim President and Chief Executive Officer